CONSULTING AGREEMENT

The purpose of this letter is to confirm a mutual understanding and potential agreement regarding the scope and terms of the retention of Stanley Berk/Steven Leatherman (SBSL Consultants) and Jeff Baclet/Tom Prutzman ("Consultant/s") (SBSL Consultants and the Consultants shall be collectively referred to herein as the "Consultants") with HIGH SIERRA TECHNOLOGIES, INC. (HSTI), a publicly traded company, its subsidiaries and affiliates (the "Company") and Vincent Lombardi Ph.D. its CEO.

1) Scope of the Agreement

As Consultants to the Company pursuant to this proposed Agreement, Consultants will provide the services necessary to assist the Company. These services may include:

- Review short-term and long-term business forecasts for the Company under a range of business and financial assumptions;
- Review all relevant documents for due diligence purposes of the Company;
- The Consultants will engage in a plan seeking out private and/or public funding for the Company with a valuation to meet Company goals considering that time is of the essence to the Company's capital requirements for future development.
- The Consultants will seek out potential licensing partners and potential buyers of the Company's IP.
- The Consultants are not broker dealers and do not hold themselves out as broker dealers in a real or a de facto manner.
- This agreement is non-exclusive and does not prevent the Company from pursuing alternative financing sources or assistance in that process.

2) Term and Termination

This Agreement shall have an initial term of six (6) months (the "Term"), commencing upon the execution and delivery by the Company of the proposed Agreement. This agreement can be terminated at any time by either party giving thirty (30) days written notice to the other party. Notwithstanding the termination or expiration of this Agreement, the Company shall remain liable to pay to the Consultants the amounts payable pursuant to the terms of this Agreement until the date of termination. Any introduction to a direct funding source made prior to a termination that results in a completed transaction shall be deemed a valid amount payable to the Consultants.

3) Compensation

As compensation for the continuing services to be provided pursuant to this Agreement, the Company and its affiliates, or any successor, hereby agree to compensate the Consultants as stated below.

The Consultants will receive from the company for the services as follows (the "Compensation"):

a) A monthly consulting fee of $ 7500.00. This fee shall be deferred until the Company receives funding of at least $ 500,000.00. This fee shall none the less accrue and be due in full if the funding goal is met.

b) The Consultants shall receive 5% cash or equivalent of all funds raised for the Company from any source brought to the Company by the Consultants. These funds can be equity, debt, licensing fees, buy out consideration or other like funds.

c) The Consultants shall be granted at the close of a financing (similar in kind to section 3b above, stock option purchase warrants equivalent to five (5) % of the funds raised in such an offering at a price equal to that paid by the investor/s with a exercise period of five (5) years from the closing date of the funding.

d) Any other work done by the Consultants for the Company will or shall be addressed in a separate agreement.

4) Authorization

The Company designates and empowers the Consultants to act as its non-exclusive representative for the purposes of performing the Consultant's services described in Section 1 above. For purposes of this Agreement, references to the Company shall also include any subsidiaries or affiliates of the Company, their officers, directors, employees, agents, etc.

5) Expense Reimbursement

The Company agrees to reimburse the Consultants for all reasonable and customary out-of-pocket expenses, including travel and lodging expenses related to the Agreement. All expense items shall be subject to the prior consent of the Company.

6) Role of the Consultant

Notwithstanding any provision herein to the contrary, it is understood that the Consultants shall function on behalf of the Company, solely as a business Consultants. The Consultants are not acting as an attorney or certified public accountant regarding any advice it provides, and the Company is expected to seek competent advice for such as it deems appropriate. The Company acknowledges and agrees the Consultants are not and shall not be construed as a fiduciary of the Company or its shareholders and the Consultants shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement or the retention of the Consultants hereunder.

7) Notices

All notices, demands or other written communications hereunder shall be in writing, and unless otherwise provided, shall be deemed to have been duly given on the third business day after mailing by United States registered or certified mail, emailing, return receipt requested, postage prepaid, Federal Express or other recognized overnight courier, addressed as follows:

TO CONSULTANTS:

STANLEY BERK for the Consultants

1070 Dennison Drive, Reno, Nevada, 89509
Stanley Berk's email: berk.stan@gmail.com,

TO THE COMPANY:

HIGH SIERRA TECHNOLOGIES. INC.

c/o/ Vincent Lombardi Ph.D., its CEO

Address:

1495 Ridgeview Drive, Suite 230A
Reno, NV 89519

In each case, with copies to such other address or to such other persons as any party shall designate to the others for such purposes in the manner herein above set forth.

8) Amendments

No modification, waiver, amendment or change of this Agreement shall be valid unless the same is in writing and signed by the parties.

9) Merger

This instrument, together with any other instruments referred to herein, contains all the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements whether written or oral are merged herein and shall be of no force or effect.

10) Severability

If any provision or any portion of any provision of this Agreement, other than a condition precedent, if any, or the application of such provision or any portion thereof to any person or circumstance shall be held invalid and unenforceable, the remaining portions of such provision and the remaining portions of this Agreement or the application of such provision or portion of such provision as is held invalid and unenforceable to persons and circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

11) Governing Law, Venue and Dispute

The Company and Consultant each hereby irrevocably submits to the jurisdiction of any Nevada Court over any action or proceeding arising out of or relating to this Agreement and the Company and Consultant each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Nevada Courts. The Company and Consultant each hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company and Consultant each agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Any State or Federal Court located in Washoe County, Nevada that has subject matter jurisdiction shall be the appropriate forum for any litigation regarding this Agreement.

12) Confidentiality

Except to the extent necessary to perform its obligations hereunder or to comply with any applicable law, regulation, or rule, neither party shall disclose or divulge to any third party, other than its directors, officers, shareholders, auditors, or legal Consultants, either before or after the termination of this Agreement, this Agreement or any document or information exchanged between the parties during the term of this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

If you agree with the foregoing, please execute and return a copy of this engagement letter, on or before August 20, 2020 to the undersigned.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the date set forth below.

Consultants

By: ______________________ Dated: 8/14/2020

Stanley Berk for the Consultants

Company: High Sierra Technologies, Inc.

By: ______________________ Dated: 8/14/20

Vincent Lombardi, Ph.D., its CEO